UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 5, 2004

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27915	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On September 30, 2004, the Company entered into a Restructuring Agreement (the “GE Restructuring Agreement”) with GE Medical Systems, Inc. (“GE”) to restructure the six leasing contracts (the “GE Leases”) between GE and the Company. The GE Leases cover six GE molecular imaging scanners and related equipment operated by the Company. Under the terms of the GE Restructuring Agreements, the Company and GE agreed that the Company’s monthly payment obligations under the GE Leases is reduced by 50 percent for the period commencing November 2003 and ending December 2004. The terms of the GE Restructuring Agreement results in the reduction of the Company’s aggregate monthly payments under the GE Leases from approximately $226,000 to $113,000. The reduction in the payment obligation during this period is deferred to the end of the terms of the GE Leases. Under the terms of the GE Restructuring Agreement, GE agreed, in exchange for the Company’s timely reduced payments through December 31, 2004, to waive any current default under the terms of the GE Leases. Commencing January 2005, the Company will be required to resume the full monthly payment obligations under the GE Leases through the completion of their terms, which expire at various times from February 2005 to June 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: October 5, 2004	By:	/s/ Dennis M. Mulroy
Dennis M. Mulroy, Chief Financial Officer